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                                  EXHIBIT 21.01
                         LIST OF REGISTRANT'S SUBSIDIARIES


Percentage Owned By
Macromedia, Inc.                                     Country of Organization
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
Macromedia Europe Limited                            England
100%

Macromedia KK                                        Japan
100%

Macromedia Ireland (PTY) Ltd.                        Ireland
100%

Macromedia Canada Ltd.                               Canada
100%


Percentage Owned By
Macromedia Ireland (PTY) Ltd.
------------------------------------------------------------------------------
Macromedia Netherlands B.V                           Netherlands
100%
